      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 2002
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------
                           COHESION TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                                         94-3274368
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                        --------------------------------
                                2500 FABER PLACE
                           PALO ALTO, CALIFORNIA 94303
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)
                        --------------------------------

                           COHESION TECHNOLOGIES, INC.
                             STOCK OPTION AGREEMENTS

                            (FULL TITLE OF THE PLAN)
                        --------------------------------

        WILLIAM G. MAVITY                                    COPY TO:
     CHIEF EXECUTIVE OFFICER                           MICHAEL W. HALL, ESQ.
          AND PRESIDENT                                  LATHAM & WATKINS
   COHESION TECHNOLOGIES, INC.                        135 COMMONWEALTH DRIVE
        2500 FABER PLACE                           MENLO PARK, CALIFORNIA 94025
   PALO ALTO, CALIFORNIA 94303                            (650) 328-4600
         (650) 320-5500

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE FOR AGENT FOR SERVICE)

                        --------------------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
                                                             PROPOSED      MAXIMUM
                                                             MAXIMUM      AMOUNT OF
                                                AMOUNT       OFFERING     AGGREGATE     AMOUNT OF
                                                TO BE         PRICE        OFFERING    REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED      REGISTERED(1)  PER SHARE       PRICE          FEE
----------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value (the
"Common Stock") reserved for grant of
options under the Mavity Agreement (as
defined below).............................    215,000        $2.70      $580,500.00      $53.41
----------------------------------------------------------------------------------------------------
Common Stock reserved for grant of options
under the Barnes Agreement (as defined
below).....................................    150,000        $3.12      $468,000.00      $43.06
----------------------------------------------------------------------------------------------------
Total                                          365,000         n/a       $1,048,500.00    $96.47
----------------------------------------------------------------------------------------------------

----------
(1) This registration statement shall also cover any additional shares of common stock which become issuable under the Cohesion Technologies, Inc. Stock Option Agreement, executed on September 18, 2001, with William G. Mavity (the "Mavity Agreement") and the Cohesion Technologies, Inc. Stock Option Agreement, executed on November 26, 2001, with James E. Barnes (the "Barnes Agreement") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Cohesion Technologies, Inc.

Proposed sale to take place as soon after the effective date of this Registration Statement as options granted under the Mavity Agreement and the Barnes Agreement are exercised.

================================================================================

                             STOCK OPTION AGREEMENTS

     The company is filing with the Securities and Exchange Commission this Registration Statement on Form S-8 relating to shares of the company's common stock, par value $0.001 per share (the "Common Stock"), to be offered and sold under (1) a Stock Option Agreement, executed on September 18, 2001, by and between the company and William G. Mavity, the company's President and Chief Executive Officer, which agreement is filed herewith as Exhibit 4.1 and (2) a Stock Option Agreement, executed on November 26, 2001, by and between the company and James E. Barnes, the company's Vice President, Operations, which agreement is filed herewith as Exhibit 4.2.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which we have filed with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

     - our transition report on Form 10-K for the six-month transition period ended December 31, 2001, including all amendments thereto that have been or may be filed for the purpose of updating such report;

     - our annual report on Form 10-K for the fiscal year ended June 30, 2001, including all amendments thereto that have been or may be filed for the purpose of updating such report;

     - our quarterly report on Form 10-Q for the quarter ended September 30, 2001, including all amendments thereto that have been or may be filed for the purpose of updating such reports;

     - our current report on Form 8-K, filed with the Securities and Exchange Commission on December 19, 2001; and

     - the description of our common stock contained in our registration statement on Form 10, filed with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934, as amended, on April 27, 1998, including all amendments thereto that have been or may be filed for the purpose of updating such description.

     In addition, all documents which we file pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Our Amended and Restated Certificate of Incorporation limits the liability of our directors to the full extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Our Amended and Restated Bylaws provide that we will indemnify our directors and officers and may indemnify our employees and agents to the fullest extent permitted by law. We believe that indemnification under our Amended and Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

     We enter into agreements which indemnify our directors and executive officers. These agreements indemnify, among other things, our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such persons in any action or proceeding, including any action by or in the right of the company, arising out of such person's services as our director or officer, any our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers.

     At present, there is no pending litigation or proceeding involving any or our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER
-------
4.1      Cohesion Technologies, Inc. Stock Option Agreement, executed on
         September 18, 2001, by and between the Company and William G. Mavity.*

4.2      Cohesion Technologies, Inc. Stock Option Agreement, executed on
         November 26, 2001, by and between the Company and James E. Barnes.*

5.1      Opinion of Latham & Watkins.*

23.1     Consent of Latham & Watkins (included in Exhibit 5.1).

23.2     Consent of Ernst & Young LLP, Independent Auditors.*

24.1 Power of Attorney (included on the signature page to this registration statement).

----------
*  Filed herewith.

ITEM 9. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the undersigned registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Cohesion Technologies, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 3rd day of April, 2002

                                        COHESION TECHNOLOGIES, INC.

                                        By: /s/ William G. Mavity
                                            ------------------------------------
                                            William G. Mavity
                                            Chief Executive Officer,
                                            President and Director


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint William G. Mavity and Sharon Kokubun and each of them, with full power of substitution and resubstitutions and full power to act without the other, his or her true and lawful attorneys-in-fact and agents to act for him or her in his or her name, place or stead, in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including post-effective amendments) and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2002.

SIGNATURE                               TITLE
---------                               -----

/s/  William G. Mavity                  Chief Executive Officer, President and Director (Principal
-----------------------------           Executive Officer and Principal Financial Officer)
William G. Mavity


/s/  Sharon Kokubun                     Vice President, Finance and Controller (Principal
-----------------------------           Accounting Officer)
Sharon Kokubun


/s/  John R. Daniels, M.D.              Chairman of the Board of Directors
-----------------------------
John R. Daniels, M.D.


/s/  Craig T. Davenport                 Director
-----------------------------
Craig T. Davenport


/s/  Mark A. Philip, Ph.D.              Director
-----------------------------
Mark A. Philip, Ph.D.


/s/  Thomas M. Prescott                 Director
-----------------------------
Thomas M. Prescott


/s/  Robert C. Robbins, M.D.            Director
-----------------------------
Robert C. Robbins, M.D.

                                INDEX TO EXHIBITS

EXHIBIT                                                                           PAGE
NUMBER                                                                           NUMBER
-------                                                                          ------
4.1      Cohesion Technologies, Inc. Stock Option Agreement, executed on
         September 18, 2001, by and between the company and William G. Mavity.*

4.2      Cohesion Technologies, Inc. Stock Option Agreement, executed on
         November 26, 2001, by and between the company and James E. Barnes.*

5.1      Opinion of Latham & Watkins.*

23.1     Consent of Latham & Watkins (included in Exhibit 5.1).

23.2     Consent of Ernst & Young LLP, Independent Auditors.*

24.1     Power of Attorney (included on the signature page to this registration statement).

----------
*  Filed herewith.